                                                                   EXHIBIT 23(a)

               [LETTERHEAD OF ARTHUR ANDERSEN L.L.P. APPEARS HERE]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        SALOMON INC AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT
                         DATED OCTOBER 11, 1994
                           Registration No. 33-54929


As independent public accountants, we hereby consent to the incorporation by reference in the above mentioned Registration Statement of our report dated February 10, 1994 incorporated by reference in Salomon Inc's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in the above mentioned Registration Statement.


                                       /s/ Arthur Andersen L.L.P.
                                       ARTHUR ANDERSEN L.L.P.


New York, New York
October 11, 1994